Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces Third Quarter 2017 Financial Results

New Key Initiatives Driving Revenue Growth and Successes

Teleconference and Webcast to be Held Today at 4:30 P.M. EST

WAUKESHA (November 14, 2017) - Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), creator of the EcoSmart platform of intelligent automation solutions designed to optimize comfort, energy efficiency and operational analytics in support of the emerging Internet of Things (IoT), today announced financial results for the third quarter ended September 30, 2017. Telkonet management will hold a teleconference to discuss these results with the financial community today at 4:30 p.m. ET/3:30 p.m. CT.

“With the redevelopment of Telkonet’s operations following our divestiture of EthoStream now completed, the third quarter enabled Telkonet to refocus on its’ core business growth,” stated Jason Tienor, Telkonet’s President and Chief Executive Officer. “Through the deployment of new tools and resources designed to drive sales enablement and success, we are now beginning to recognize their potential.”

Operating and Financial Highlights Comparison for the Three and Nine Months Ended September 30, 2017 and 2016:

•	The Company completed the divestiture of its hospitality networking assets for $12.75 million in March 2017.
•	Net income attributable to common stockholders increased to $4.2 million for the nine months ended September 30, 2017 compared to a loss of $0.9 million in the prior year period
•	Working capital from continuing operations increased to $9.8 million as of September 30, 2017 compared to zero as of December 31, 2016
•	Operating expense decreased 9% to $5.8 million for the nine months ended September 30, 2017 compared to $6.4 million in the prior year period
•	Operating expense decreased 9% to $1.7 million for the three months ended September 30, 2017 compared to $1.9 million in the prior year period
•	Selling, general and administrative expense decreased 17% to $1.2 million for the three months ended September 30, 2017 compared to $1.4 million in the prior year period
•	The Company’s EcoSmart Platform was selected for deployment throughout one of the most prestigious venues in Las Vegas
•	Opportunities completed across all core markets served by EcoSmart including Hospitality, Healthcare, Military, MDU and Education
•	Added the role of Director of Marketing driving engagement and awareness throughout core markets
•	Advancement of the EcoSmart Platform through the release of Zigbee HA-compliant Plus product line
•	Launch of Telkonet Partner Week to tremendous success

“I’m very proud of Telkonet’s staff for what they’ve been able to accomplish in a short period of time,” continued Tienor. “Through re-architecting the organization with a focus on simplicity, satisfaction and revenue growth, we feel that we’re positioned well for our future. Our partner channel has never been stronger and more active and our opportunity pipeline more impressive.”

Financial Results Review

2017 Quarterly and Year to Date

Revenue: Total revenue from continuing operations increased $0.5 million to $2.0 million for the three months ended September 30, 2017 compared to $1.5 million for the comparable period in 2016. Total revenue from continuing operations decreased $0.6 million to $6.1 million for the nine months ended September 30, 2017 compared to $6.7 million for the comparable period in 2016.

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Product Revenue: Product revenue which principally arises from the sales and installation of our EcoSmart energy management platform increased 40% to $1.9 million for the three months ended September 30, 2017 compared to $1.4 million for the comparable period in 2016. Product revenue decreased 10% to $5.7 million for the nine months ended September 30, 2017 compared to $6.4 million for the comparable period in 2016.

Gross Margin: Gross profit percentages decreased to 40% for the three months ended September 30, 2017 from 46% for the comparable period in 2016. Gross profit percentages decreased to 45% for the nine months ended September 30, 2017 from 51% for the comparable period in 2016.

Net Loss: The Company reported a net loss from continuing operations of $0.9 million for the three months ended September 30, 2017 compared to a net loss from continuing operations of $1.2 million for the comparable period in 2016. The Company reported a net loss from continuing operations of $3.0 million for the nine months ended September 30, 2017 and 2016.

Teleconference

Date: Tuesday, November 14, 2017

Time: 4:30 p.m. EST (3:30 p.m. CDT, 1:30 p.m. PST)

Investor Dial-In (Toll Free US & Canada): 877-407-9171

Investor Dial-In (International): 201-493-6757

A replay of the teleconference will be available until November 28, 2017, which can be accessed by dialing (877) 660-6853 if calling within the US & Canada or (201) 612-7415, if calling internationally. Please enter conference ID # 13649459 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA from continuing operations, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA from continuing operations as its primary management guide. Adjusted EBITDA from continuing operations is not, and should not be considered, an alternative to net income (loss), income (loss) from continuing operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the three and nine months ended September 30, 2017 and 2016, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous period.

•	Bonuses paid to executives upon sale of discontinued operations: The Company does not consider the bonuses of $87,750 associated with the sale of Ethostream to be indicative of current or future operating performance. Therefore, the Company does not consider the inclusion of these costs helpful in assessing its current financial performance compared to the previous year.

Adjusted EBITDA from continuing operations and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

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ABOUT TELKONET

Telkonet, Inc. (OTCQB: TKOI) provides innovative intelligent automation platforms at the forefront of the Internet of Things (IoT) space. Helping commercial audiences better manage operational costs, the Company’s EcoSmart intelligent automation platform is supported by a full-suite of IoT-connected devices that provide in-depth energy usage information and analysis, allowing building operators to reduce energy expenses. Vertical markets that benefit from EcoSmart products include hospitality, education, military, government, healthcare and multiple dwelling housing. Telkonet was founded in 1977 and is based in Waukesha, WI. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

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TELKONET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues, net:
Product	$1,904,571	$1,360,887	$5,728,878	$6,356,437
Recurring	131,665	143,028	344,708	340,412
Total Net Revenue	2,036,236	1,503,915	6,073,586	6,696,849

Cost of Sales:
Product	1,160,019	770,830	3,233,978	3,194,094
Recurring	55,702	36,618	118,347	92,324
Total Cost of Sales	1,215,721	807,448	3,352,325	3,286,418

Gross Profit	820,515	696,467	2,721,261	3,410,431

Operating Expenses:
Research and development	500,656	429,622	1,323,669	1,321,007
Selling, general and administrative	1,188,905	1,432,489	4,396,667	5,012,249
Depreciation and amortization	14,616	8,382	34,405	24,366
Total Operating Expenses	1,704,177	1,870,493	5,754,741	6,357,622

Operating Loss	(883,662)	(1,174,026)	(3,033,480)	(2,947,191)

Other Income (Expenses):
Interest income (expense), net	8,722	(15,482)	2,797	(45,308)
Total Other Income (Expense)	8,722	(15,482)	2,797	(45,308)

Loss from Continuing Operations before Provision (Benefit) for Income Taxes	(874,940)	(1,189,508)	(3,030,683)	(2,992,499)

Provision (Benefit) for Income Taxes	(3,600)	2,575	4,301	3,200
Net loss from continuing operations	(871,340)	(1,192,083)	(3,034,984)	(2,995,699)
Discontinued Operations:
Gain from sale of discontinued operations (net of tax)	218,000	–	6,602,871	–
Income from discontinued operations (net of tax)	11,403	798,887	602,060	2,050,998
Net income (loss) attributable to common stockholders	$(641,937)	$(393,196)	$4,169,947	$(944,701)

Net income (loss) per common share:
Basic - continuing operations	$(0.01)	$(0.01)	$(0.02)	$(0.02)
Basic - discontinued operations	$0.00	$0.01	$0.05	$0.02
Basic – net income (loss) attributable to common stockholders	$(0.01)	$(0.00)	$0.03	$(0.00)

Diluted - continuing operations	$(0.01)	$(0.01)	$(0.02)	$(0.02)
Diluted - discontinued operations	$0.00	$0.01	$0.05	$0.02
Diluted – net income (loss) attributable to common stockholders	$(0.01)	$(0.00)	$0.03	$(0.00)

Weighted Average Common Shares Outstanding – basic	133,231,367	132,314,049	133,007,830	130,399,390
Weighted Average Common Shares Outstanding –diluted	133,231,367	132,314,049	133,405,096	130,399,390

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RECONCILIATION OF NET LOSS FROM

CONTINUING OPERATIONS TO ADJUSTED EBITDA

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net loss from continuing operations	$(871,340)	$(1,192,083)	$(3,034,984)	$(2,995,699)
Interest (income) expense, net	(8,722)	15,482	(2,797)	45,308
Provision (benefit) for income taxes	(3,600)	2,575	4,301	3,200
Depreciation and amortization	14,616	8,382	34,405	24,366
EBITDA – continuing operations	(869,046)	(1,165,644)	(2,999,075)	(2,922,825)
Adjustments:
Stock-based compensation	2,343	2,703	320,545	10,204
Bonuses paid to executives upon sale of discontinued operations	–	–	87,750	–
Adjusted EBITDA	$(866,703)	$(1,162,941)	$(2,590,780)	$(2,912,621)

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